Exhibit 99.1
Corporate News
Investor Relations Department Phone: 1-646-290-6400 www.arotech.com

FOR IMMEDIATE RELEASE

Arotech Training & Simulation Division Announces Acquisition of Realtime Technologies, Inc. for $1,350,000

Ann Arbor, Michigan – February 19, 2008–- Arotech Corporation (NasdaqGM: ARTX) announced today that its Training and Simulation Division has acquired Realtime Technologies, Inc. (RTI), a privately-owned corporation headquartered in Royal Oak, Michigan, close to the headquarters of the rest of Arotech’s Training and Simulation Division. Since its founding in 1998, RTI has specialized in multi-body vehicle dynamics modeling and graphical simulation solutions.  RTI offers simulation software applications, consulting services, custom engineering solutions, and software and hardware development. The purchase price is $1,350,000 ($1,250,000 in cash and $100,000 in stock) with a 2008 earn-out (maximum of $250,000) based on 2008 net profit.

RTI’s 2007 revenues (unaudited) totaled over $1.6 million with a net profit of $200,000. Richard Romano, RTI’s President, will remain with the company and continue to manage RTI as a wholly-owned subsidiary of FAAC Incorporated. The cash portion of the transaction is being financed using FAAC’s working capital.

RTI has delivered software and engineering solutions to a large number of major ground vehicle simulator developers. This includes extensive consulting and development support to the US Army TACOM. RTI is also the producer of SimCreator – a graphical, hierarchical, real time simulation and modeling system enabling users to develop distributed simulation models with speed and ease. RTI’s customer base includes university researchers throughout the U.S. and Canada, international, government and private entities. Founded in 1998, RTI is based in Royal Oak, Mich., and has satellite offices in Lafayette, Colo., and South Jordan, Utah.

“RTI will not only be additive to our revenues and profitability but, just as importantly, will expand our organizational simulation experience,” said Robert S. Ehrlich, Arotech’s Chairman and CEO. “This acquisition represents logical growth of our simulation capabilities to include sophisticated engineering level solutions.”

“Arotech Training and Simulation is excited to add Realtime Technologies to our existing simulation companies, FAAC and IES,” said Dean Krutty, Arotech Training & Simulation President. “RTI’s rich product portfolio will provide us with the opportunity to economically add new features to the many driver training products that FAAC sells while we combine research and development innovations benefiting both companies. At the same time, RTI will immediately gain a much broader market exposure and the resources needed to continue its growth.”

About Arotech’s Training and Simulation Division
Arotech’s Training and Simulation Division (ATSD) provides world class simulation based training solutions.  ATSD develops, manufactures, and markets advanced high-tech multimedia and interactive digital solutions for engineering, use-of-force, and driver training simulations for military, law enforcement, security, municipal and private industry personnel. The division’s fully interactive driver-training systems feature state-of-the-art vehicle simulator technology enabling training in situation awareness, risk analysis and decision-making, emergency reaction and avoidance procedures, and conscientious equipment operation. The division’s use-of-force training products and services allow organizations to train their personnel in safe, productive, and realistic environments. The division provides consulting and developmental support for engineering simulation solutions. The division also supplies pilot decision-making support software for the F-15, F-16, F-18, and JSF aircraft, as well as simulation models for the ACMI/TACTS air combat training ranges.

Arotech’s Training and Simulation Division consists of FAAC Incorporated (www.faac.com), IES Interactive Training Inc. (www.ies-usa.com), and Realtime Technologies, Inc. (www.simcreator.com).

About Arotech Corporation
Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Batteryand Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Alabama, Michigan, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Contact

For more information on Arotech or investor and public relations, please contact Victor Allgeier, TTC Group, 1.646.290.6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the results of our restructuring program. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.